Exhibit 99.1

Contact Information:

Suzanne DuLong, VP IR & Corporate Comm

T: 802-882-2100

Investor.Services@GMCR.com

FOR IMMEDIATE RELEASE

Green Mountain Coffee Roasters, Inc. Reports First Quarter Fiscal 2011 Results

Strong Keurig® Single-Cup Brewing System Holiday Sales Drive 67% Net Sales Growth

WATERBURY, VT (February 2, 2011) – Green Mountain Coffee Roasters, Inc., (NASDAQ: GMCR), a leader in specialty coffee and coffeemakers, today announced its fiscal 2011 first quarter results for the thirteen weeks ended December 25, 2010.

First Quarter Fiscal 2011 Performance Highlights1

•	Net sales up 67% over Q1’10

•	GAAP EPS of $0.02; Non-GAAP EPS of $0.18

•	GAAP operating income increases 21% over Q1’10; Non-GAAP operating income improves 67% over the year ago quarter.

•	GAAP net income declined 78% over Q1’10; Non-GAAP net income up 73% over Q1’10

First Quarter Fiscal 2011 Results1

Net sales for the first quarter of fiscal 2011 increased 67% to $575.0 million as compared to $345.2 million for the first quarter of fiscal 2010. Under Generally Accepted Accounting Principles (GAAP), net income for the first quarter of fiscal 2011 totaled $2.2 million, or $0.02 per diluted share, representing a decrease of 78% as compared to GAAP net income of $10.1 million, or $0.07 per diluted share, for the first quarter of fiscal 2010.

The Company’s non-GAAP net income for the first quarter of fiscal 2011 increased 73% to $26.1 million, from non-GAAP net income of $15.1 million in the first quarter of fiscal 2010. Fiscal first quarter 2011 non-GAAP net income excludes pre-tax items of: $11.2 million in Van Houtte transaction-related expenses including the write-off of $2.6 million of deferred financing fees associated with the former credit facility; $6.0 million in legal and accounting-related expenses associated with the SEC inquiry, the Company’s internal investigation and pending litigation; $6.2 million in amortization of identifiable intangibles related to the Company’s acquisitions; and, $5.3 million in realized and unrealized loss on foreign exchange transactions associated with hedging the risk associated with the Canadian dollar purchase price of the Van Houtte acquisition. First quarter 2010 non-GAAP net income excludes pre-tax items of: $5.1 million in transaction-related expenses for the Timothy’s and Diedrich acquisitions and $2.1 million in amortization of identifiable intangibles related to the Company’s prior acquisitions.

On the same basis of presentation, GMCR’s non-GAAP earnings per diluted share increased 62% to $0.18 in the first quarter of fiscal 2011 from $0.11 in the first quarter of fiscal 2010.

[1]

All comparisons to prior periods reflect restated financial results for those periods as reported in Annual Report on Form 10-K filed December 9, 2010. A complete reconciliation of the Company’s GAAP to non-GAAP results is provided with this announcement.

GMCR Reports Q1’11 Results	Page 2 of 6

“With sales growth driven by the strong sales of Keurig Single-Cup brewers and K-Cup portion packs during the holiday season, we are off to a very strong start for fiscal year 2011,” said Lawrence J. Blanford, GMCR’s president and CEO. “With increasing consumer adoption, the Keurig Single-Cup Brewing System, our growing family of brands, and K-Cup portion pack products are changing the way North America prepares and enjoys its coffee and other beverages.”

“Looking forward, we are committed to continuing to represent the best of business in terms of our growth and profitability and our ability to make a positive difference in the world. With our continued growth our ability to make a positive difference continues to increase. We appreciate and thank our enthusiastic consumers, as well as our employees, business partners and other stakeholders, all of whom make our accomplishments possible.”

Lavazza Development and Distribution Agreement

Consistent with GMCR’s announcement on August 10, 2010 of its entering into a Stock Purchase Agreement with Luigi Lavazza S.p.A (Lavazza), on January 28, 2011, GMCR and its Keurig business unit entered into a multi-year Development and Distribution Agreement with Lavazza. Under the terms of the agreement, Keurig will be the exclusive distributor of new co-developed, Lavazza-manufactured single-serve espresso machines and capsules marketed to home consumers in the United States and Canada. While there is much work to do, GMCR and Lavazza are working towards having the new machines and/or capsules available for the 2012 holiday season.

Van Houtte Acquisition

On December 17, 2010, the Company completed its acquisition of LJVH Holdings, Inc. (“Van Houtte”) for an aggregate cash purchase price of CAD$915 million, or USD$908 million, subject to future adjustment based on Van Houtte’s working capital, net indebtedness and pre-closing taxes as of immediately prior to the acquisition’s closing. GMCR financed the Van Houtte acquisition through a combination of cash on hand and new debt financing.

With a goal of bringing focus and expertise to what the Company believes is a strong Canadian opportunity, the former Van Houtte business becomes GMCR’s third business unit, GMCR Canada, or the Canadian business unit (CBU), led by former Van Houtte President and CEO, Gérard Geoffrion as its President.

“Since closing the Van Houtte acquisition, we have been working collaboratively with the Van Houtte management team to explore how best to structure and integrate the business into the GMCR family,” said Blanford. “We are still in the early stages of integration assessment and planning, but we believe we are building momentum quickly.”

Fiscal 2011 First Quarter Financial Review1

•

Approximately 91% of consolidated net sales in the first quarter were from the Keurig brewing system and its recurring K-Cup® portion pack revenue, including Keurig-related accessory sales and royalties from third party licensed roasters.

•	Net sales from K-Cup portion packs totaled $332.9 million in the quarter, up 89%, or $156.7 million, over the same period in 2010.

•

In September 2010, the Company announced a price increase on all K-Cup portion packs beginning on October 11, 2010. The Company expects the price increase will be fully implemented by the end of February 2011. In the first quarter of fiscal 2011, the price increase resulted in increased consolidated net sales dollars of approximately 4% over the prior year period.

GMCR Reports Q1’11 Results	Page 3 of 6

•	Net sales from Keurig brewers and accessories totaled $188.0 million in the quarter, up 58%, or $68.6 million, from the prior year period.

•

Supporting continued growth in K-Cup demand, GMCR shipped 2.2 million Keurig brewers during the first quarter of fiscal 2011. This brewer shipment number does not account for consumer returns to retailers and compares to 1.5 million brewers shipped by GMCR during the first quarter of fiscal 2010. We estimate that GMCR brewer shipments represented approximately 89% of total Keurig Brewed brewers shipped system wide in the period.

•

First quarter 2011 gross margin was 25.1% of total net sales compared to 27.7% for the corresponding quarter in fiscal 2010. First quarter 2011 gross margin was adversely affected primarily by higher brewer warranty expenses, to a lesser degree, brewer sales returns in the quarter, and higher coffee costs. These adverse effects were partially offset by the price increase on K-Cup portion packs effected beginning October 11, 2010. The increase in warranty expense reduced the fiscal 2011 first quarter’s gross margin by approximately 230 basis points as compared to last year’s first quarter gross margin.

•	The Company increased its GAAP operating income by 21%, to $23.1 million, in the first quarter of fiscal 2011 as compared to $19.0 million in the year ago quarter.

•

GMCR’s first quarter fiscal 2011 non-GAAP operating income of $43.9 million increased 67% over non-GAAP operating income in the first quarter of fiscal 2010 of $26.2 million, representing 7.6% of net sales in both first quarters.

•

The Company’s tax rate for the fiscal first quarter was 81.9% as compared to 43.7% in the prior year quarter reflecting the tax effect of the recognition of the non-deductible acquisition-related expenses incurred during the Company’s fourth quarter of fiscal 2010 and first quarter of fiscal 2011 for the Van Houtte acquisition which closed during the Company’s first quarter of fiscal 2011. The Company’s fiscal 2011 effective tax rate excluding the non-deductible acquisition-related expenses is estimated to be approximately 38.6%.

•

Diluted weighted average shares outstanding increased 6.9% to 147.0 million in the fiscal first quarter 2011 from 137.5 million in the fiscal first quarter 2010 primarily due to the issuance of 8.6 million shares of common stock to Luigi Lavazza S.p.A on September 28, 2010.

Balance Sheet Highlights

•	Cash and short-term cash investments were $62.9 million at December 25, 2010, up from $4.8 million at September 25, 2010.

•

Accounts receivable increased 69% year-over-year to $238.1 million at December 25, 2010, from $140.9 million at December 26, 2009, as a result of continuing strong sales during the first quarter of fiscal 2011, particularly within the retail channel where days sales outstanding is higher than other channels.

•

Inventories were $269.1 million at December 25, 2010 including $35.2 million of inventories acquired as part of the Van Houtte acquisition. This compares to $262.5 million at September 25, 2010. Excluding the acquired Van Houtte inventories during the last week of the first quarter of fiscal 2011, inventories of $233.9 million increased 100% year-over-year from $117.2 million at December 26, 2009, as part of the Company’s effort to ensure sufficient inventories of brewers and K-Cups to meet anticipated consumer demand for the second quarter of fiscal 2011.

GMCR Reports Q1’11 Results	Page 4 of 6

•	Debt outstanding increased to $1.085 billion at December 25, 2010 from $354.5 million at September 25, 2010 as a result of the Company’s acquisition of Van Houtte on December 17, 2010.

Business Outlook and Other Forward-Looking Information

Company Estimates for Fiscal Year 2011

The Company provided the following revised and/or first issuance of estimates for its fiscal year 2011 inclusive of its acquisition of Van Houtte.

•	Total consolidated net sales growth of 75% to 80%.

•

The Company reaffirmed its 2011 non-GAAP earnings per diluted share range of $1.19 to $1.29 per diluted share, excluding any acquisition-related transaction expenses; legal and accounting expenses related to the SEC inquiry, the Company’s internal investigation and pending litigation; amortization of identifiable intangibles related to the Company’s acquisitions; and, foreign exchange impact of hedging the risk associated with the Canadian dollar purchase price of the Van Houtte acquisition.

•	Capital expenditures for fiscal 2011 in the range of $245.0 million to $290.0 million, including capital expenditures as a result of the Van Houtte acquisition.

Company Estimates for Second Quarter Fiscal Year 2011

The Company also provided its first estimates for its second quarter of fiscal 2011 inclusive of its acquisition of Van Houtte:

•	Total consolidated net sales growth of 92% to 97%.

•

Non-GAAP earnings per share in the range of $0.38 to $0.42 per diluted share excluding any acquisition-related transaction expenses; legal and accounting expenses related to the SEC inquiry, the Company’s internal investigation and pending litigation; and, amortization of identifiable intangibles related to the Company’s acquisitions.

Use of Non-GAAP Financial Measures

In addition to reporting financial results in accordance with generally accepted accounting principles (GAAP), the Company provides non-GAAP operating results that exclude certain charges or credits such as acquisition-related transaction expenses, legal and accounting-related expenses associated with the SEC inquiry, the Company’s internal investigation and pending litigation, foreign exchange impact of hedging the risk associated with the Canadian dollar purchase price of the Van Houtte acquisition, and non-cash related items such as amortization of identifiable intangibles. These amounts are not in accordance with, or an alternative to, GAAP. The Company’s management believes that these measures provide investors with transparency by helping illustrate the underlying financial and business trends relating to the Company’s results of operations and financial condition and comparability between current and prior periods. Management uses the measures to establish and monitor budgets and operational goals and to evaluate the performance of the Company. Please see the “GAAP to Non-GAAP Reconciliation of Unaudited Consolidated Statements of Operations” tables that accompany this press release for a full reconciliation the Company’s GAAP to non-GAAP results.

GMCR Reports Q1’11 Results	Page 5 of 6

Conference Call and Webcast

Green Mountain Coffee Roasters, Inc. will be discussing these financial results with analysts and investors in a conference call and live webcast available via the Internet at 5:30 p.m. ET today, February 2, 2011. Management’s prepared remarks on its quarterly results will be provided via a Current Report on Form 8-K and also posted under the events link in the Investor Relations section of the Company’s website at www.GMCR.com. As a result, the conference call will include only brief remarks by management followed by a question and answer session. The call along with accompanying slides is accessible, via live webcast from the events link in the Investor Relations portion of the Company’s website at http://investor.gmcr.com/events.cfm. The Company archives the latest conference call for a period of time. A replay of the conference call also will be available by telephone at (719) 457-0820, Passcode 1857433 from 9:00 p.m. ET on February 2, 2011 through 9:00 PM ET on Sunday, February 6, 2011.

GMCR routinely posts information that may be of importance to investors in the Investor Relations section of its website, including news releases and its complete financial statements, as filed with the SEC. The Company encourages investors to consult this section of its website regularly for important information and news. Additionally, by subscribing to the Company’s automatic email news release delivery, individuals can receive news directly from GMCR as it is released.

About Green Mountain Coffee Roasters, Inc.

As a leader in specialty coffee and coffee makers, Green Mountain Coffee Roasters, Inc. (NASDAQ: GMCR), is recognized for its award-winning coffees, innovative brewing technology, and socially responsible business practices. GMCR’s operations are managed through three business units. The Keurig business unit is comprised of Keurig, Incorporated, a wholly owned subsidiary of GMCR. Keurig is a pioneer and leading manufacturer of gourmet single-cup brewing systems for both at-home and away-from home use, predominantly in North America. The Specialty Coffee business unit produces, markets and sells coffee, tea, hot cocoa and other beverages in a variety of packaging formats, including K-Cup® portion packs for Keurig Single-Cup Brewers. The Specialty Coffee business unit’s family of brands includes Green Mountain Coffee®, Tully’s Coffee®, Timothy’s World Coffee®, Diedrich Coffee®, and Coffee People®, as well as its licensed brands of Bigelow®, Caribou Coffee®, Celestial Seasonings®, Emeril’s®, Gloria Jean’s®, Kahlua®, Newman’s Own® Organics and Twinings®. The Canadian business unit, which is primarily the former Van Houtte business, produces, markets and sells Van Houtte®, Brûlerie St. Denis®, Les Cafés Orient Express Coffee®, and Brûlerie Mont Royal® coffees in K-Cup® portion packs and other packaging formats and is responsible for managing the Van Houtte business as well as the grocery channel for all GMCR coffee brand sales in Canada. GMCR supports local and global communities by offsetting 100% of its direct greenhouse gas emissions, investing in sustainably-grown coffee, and donating at least five percent of its pre-tax profits to social and environmental projects.

Forward-Looking Statements

Certain statements contained herein are not based on historical fact and are “forward-looking statements” within the meaning of the applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those stated here. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the impact on sales and profitability of consumer sentiment in this difficult economic environment, the Company’s success in efficiently expanding operations and capacity to meet growth, the Company’s success in efficiently and effectively integrating the Company’s acquisitions, the Company’s success in introducing and producing new product offerings, the ability of lenders to honor their commitments under the Company’s credit facility, competition and other business conditions in the coffee industry and food industry in general, fluctuations in availability and cost of high-quality green coffee, any other increases in costs including fuel, Keurig’s ability to continue to grow and build profits with its roaster partners in the At Home and Away from Home businesses, the Company experiencing product liability, product recall and higher than anticipated rates of warranty expense or sales returns associated with a product quality or safety issue, the impact of the loss of major customers for the Company or reduction in the volume of purchases by major customers, delays in the timing of adding new locations with existing customers, the Company’s level of success in continuing to

GMCR Reports Q1’11 Results	Page 6 of 6

attract new customers, sales mix variances, weather and special or unusual events, the impact of the inquiry initiated by the SEC and any related litigation or additional governmental investigative or enforcement proceedings, as well as other risks described more fully in the Company’s filings with the SEC. Forward-looking statements reflect management’s analysis as of the date of this release. The Company does not undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly earnings releases.

GMCR-C

GREEN MOUNTAIN COFFEE ROASTERS, INC.

Unaudited Consolidated Balance Sheets

(Dollars in thousands)

	December 25, 2010	September 25, 2010
Assets
Current assets:
Cash and cash equivalents	$32,921	$4,401
Restricted cash and cash equivalents	30,003	355
Receivables, less uncollectible accounts and return allowances of $28,989 and $14,056 at December 25, 2010 and September 25, 2010, respectively	238,068	172,200
Inventories	269,132	262,478
Income taxes receivable	—	5,350
Other current assets	24,211	23,488
Current deferred income taxes, net	24,626	26,997
Current assets held for sale	25,839	—

Total current assets	644,800	495,269

Fixed assets, net	389,608	258,923
Intangibles, net	573,935	220,005
Goodwill	769,401	386,416
Other long-term assets	65,247	9,961
Long-term assets held for sale	96,262	—

Total assets	$2,539,253	$1,370,574

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$8,476	$19,009
Accounts payable	148,034	139,220
Accrued compensation costs	24,607	24,236
Accrued expenses	75,750	49,279
Income tax payable	2,922	1,934
Other short-term liabilities	26,097	4,377
Current liabilities related to assets held for sale	11,181	—

Total current liabilities	297,067	238,055

Long-term debt	1,076,541	335,504
Long-term deferred income taxes, net	167,632	92,579
Other long-term liabilities	32,669	5,191
Long-term liabilities related to assets held for sale	1,977	—

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.10 par value: Authorized - 1,000,000 shares; No shares issued or outstanding	—	—
Common stock, $0.10 par value: Authorized - 200,000,000 shares; Issued - 141,569,636 and 132,823,585 shares at December 25, 2010 and September 25, 2010, respectively	14,157	13,282
Additional paid-in capital	725,984	473,749
Retained earnings	216,073	213,844
Accumulated other comprehensive income (loss)	1,901	(1,630)

Total parent stockholders’ equity	958,115	699,245

Noncontrolling interests	5,252	—

Total stockholders’ equity	963,367	699,245

Total liabilities and stockholders’ equity	$2,539,253	$1,370,574

GREEN MOUNTAIN COFFEE ROASTERS, INC.

Unaudited Consolidated Statements of Operations

(Dollars in thousands)

	Thirteen weeks ended December 25, 2010	Thirteen weeks ended December 26, 2009
		(As Restated)
Net sales	$575,027	$345,152
Cost of sales	430,613	249,575

Gross profit	144,414	95,577

Selling and operating expenses	78,448	53,375
General and administrative expenses	42,887	23,172

Operating income	23,079	19,030

Other income (expense)	137	243
Gain (loss) on financial instruments, net	(6,377)	(354)
Gain (loss) on foreign currency, net	1,605	—
Interest expense	(6,023)	(1,048)

Income before income taxes	12,421	17,871

Income tax expense	(10,167)	(7,811)

Net Income	2,254	10,060

Less: Net income attributable to noncontrolling interests	25	—

Net income attributable to GMCR	$2,229	$10,060

Basic income per share:
Basic weighted average shares outstanding	141,374,327	130,969,293
Net income	$0.02	$0.08

Diluted income per share:
Diluted weighted average shares outstanding	147,036,072	137,486,331
Net income	$0.02	$0.07

GREEN MOUNTAIN COFFEE ROASTERS, INC.

Unaudited Consolidated Cash Flows

(Dollars in thousands)

	Thirteen weeks ended December 25, 2010	Thirteen weeks ended December 26, 2009
		(As Restated)
Cash flows from operating activities:
Net income	$2,254	$10,060

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	12,164	5,853
Amortization of intangibles	6,160	2,143
Amortization of deferred financing fees	2,964	—
Gain on foreign currency exchange transactions	(1,605)	—
Loss on disposal of fixed assets	34	34
Provision for doubtful accounts	384	298
Provision for sales returns	27,521	8,516
Loss on financial instruments, net	6,377	392
Tax benefit from exercise of non-qualified options and disqualified dispositions of incentive stock options	—	5
Excess tax benefits from equity-based compensation plans	(914)	(1,124)
Deferred income taxes	2,260	(578)
Deferred compensation and stock compensation	2,261	1,977
Changes in assets and liabilities, net of effects of acquisition:
Receivables	(52,145)	(49,422)
Inventories	29,828	21,885
Income tax receivable, net	6,752	4,624
Other current assets	(2,109)	(834)
Other long-term assets, net	(16,662)	145
Accounts payable	3,309	4,662
Accrued compensation costs	(8,745)	(4,923)
Accrued expenses	16,384	14,707
Other short-term liabilities	(375)	(354)
Other long-term liabilities	13,560	—

Net cash provided by operating activities	49,657	18,066

Cash flows from investing activities:
Change in restricted cash	117	(120)
Proceeds from notes receivable	19	—
Acquisition of Timothy’s Coffee of the World Inc.	—	(154,742)
Advance on acquisition of Diedrich Coffee, Inc.	—	(8,517)
Acquisition of LJVH Holdings, Inc. (Van Houtte)	(907,895)	—
Capital expenditures for fixed assets	(47,406)	(23,701)
Proceeds from disposal of fixed assets	21	145

Net cash used in investing activities	(955,144)	(186,935)

Cash flows from financing activities:
Net change in revolving line of credit	288,095	—
Proceeds from issuance of common stock under compensation plans	411	384
Proceeds from issuance of common stock	249,524	—
Excess tax benefits from equity-based compensation plans	914	1,124
Capital lease obligations	(2)	(8)
Proceeds from borrowings of long-term debt	794,500	—
Deferred financing fees	(41,438)	—
Repayment of long-term debt	(354,544)	(1,250)

Net cash provided by financing activities	937,460	250

Change in cash balances included in short-term assets held for sale	(3,638)	—

Effect of exchange rate changes on cash and cash equivalents	185	—

Net (decrease) increase in cash and cash equivalents	28,520	(168,619)
Cash and cash equivalents at beginning of period	4,401	241,811

Cash and cash equivalents at end of period	$32,921	$73,192

Supplemental disclosures of cash flow information:
Fixed asset purchases included in accounts payable and not disbursed at the end of each year	$11,676	$8,350

Noncash investing activity:
Liabilities assumed in conjunction with acquisitions	$—	$1,533

GREEN MOUNTAIN COFFEE ROASTERS, INC.

GAAP to Non-GAAP Reconciliation of Unaudited Consolidated Statements of Operations

(Dollars in thousands)

	Thirteen weeks ended December 25, 2010
	GAAP	Acquisition- related Transaction Expenses	SEC Inquiry Expenses	Amortization of Identifiable Intangibles	Non-GAAP

Net sales	$575,027	$—	$—	$—	$575,027
Cost of sales	430,613	—	—	—	430,613

Gross profit	144,414	—	—	—	144,414

Selling and operating expenses	78,448	—	—	—	78,448
General and administrative expenses	42,887	(8,668)	(5,989)	(6,160)	22,070

Operating income	23,079	8,668	5,989	6,160	43,896

Other income (expense)	137	—	—	—	137
Gain (loss) on financial instruments, net	(6,377)	6,846	—	—	469
Gain (loss) on foreign currency, net	1,605	(1,524)	—	—	81
Interest expense	(6,023)	2,555	—	—	(3,468)

Income before income taxes	12,421	16,545	5,989	6,160	41,115

Income tax expense	(10,167)	(163)	(2,309)	(2,376)	(15,015)

Net Income	2,254	16,382	3,680	3,784	26,100

Less: Net income attributable to noncontrolling interests	25	—	—	—	25

Net income attributable to GMCR	$2,229	$16,382	$3,680	$3,784	$26,075

Basic income per share:
Weighted average shares outstanding	141,374,327	141,374,327	141,374,327	141,374,327	141,374,327
Net income	$0.02	$0.12	$0.03	$0.03	$0.18
Diluted income per share:
Weighted average shares outstanding	147,036,072	147,036,072	147,036,072	147,036,072	147,036,072
Net income	$0.02	$0.11	$0.03	$0.03	$0.18

GREEN MOUNTAIN COFFEE ROASTERS, INC.

GAAP to Non-GAAP Reconciliation of Unaudited Consolidated Statements of Operations

(Dollars in thousands)

	Thirteen weeks ended December 26, 2009

	GAAP	Acquisition- related Transaction Expenses	Amortization of Indentifiable Intangibles	Non-GAAP

	(As Restated)
Net sales	$345,152	$—	$—	$345,152
Cost of sales	249,575	—	—	249,575

Gross profit	95,577	—	—	95,577

Selling and operating expenses	53,375	—	—	53,375
General and administrative expenses	23,172	(5,058)	(2,143)	15,971

Operating income	19,030	5,058	2,143	26,231

Other income (expense)	243	—	—	243
Gain (loss) on financial instruments, net	(354)	—	—	(354)
Gain (loss) on foreign currency, net	—	—	—	—
Interest expense	(1,048)	—	—	(1,048)

Income before income taxes	17,871	5,058	2,143	25,072

Income tax expense	(7,811)	(1,239)	(937)	(9,987)

Net Income	10,060	3,819	1,206	15,085

Less: Net income attributable to noncontrolling interests	—	—	—	—

Net income attributable to GMCR	$10,060	$3,819	$1,206	$15,085

Basic income per share:
Weighted average shares outstanding	130,969,293	130,969,293	130,969,293	130,969,293
Net income	$0.08	$0.03	$0.01	$0.12
Diluted income per share:
Weighted average shares outstanding	137,486,331	137,486,331	137,486,331	137,486,331
Net income	$0.07	$0.03	$0.01	$0.11